Exhibit 10.20

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated September 25, 2008, for reference purposes only, is made between NETAPP, INC., a Delaware corporation (“Landlord”), and QUICKLOGIC CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.                                   Landlord (as successor by name change to Network Appliance, Inc., a Delaware corporation, successor-in-interest to Orleans Properties, LLC, a Delaware limited liability company, successor-in-interest to Westcore OP Orleans, LP, a Delaware limited partnership, successor-in-interest to Orchard Moffett Investors, a California general partnership, and Kairos, LLC, a California limited liability company) and Tenant are parties to that certain Lease dated June 17, 1996, as amended from time to time by mutual agreement of the parties, including but not limited to (i) that certain First Addendum to Lease date June 17, 1996, (ii) that certain Acceptance Agreement dated December 10, 1996, and (iii) that certain First Amendment to Lease dated July 31, 2002 (collectively, the “Original Lease”), with respect to that certain premises consisting of approximately 42,624 square feet of office space located within that certain building commonly known as 1277 Orleans Drive in Sunnyvale, California (the “Premises”).

B.                                     Landlord and Tenant have agreed to amend the Original Lease to provide for an adjustment to the Base Monthly Rent for the period commencing December 1, 2008 through March 31, 2009.

C.                                     The Term of the Original Lease is set to expire as of March 31, 2009.

D.                                    Tenant has requested an extension of the Term of the Lease by an additional forty-five (45) months, so that the Term will instead expire on December 31, 2012.  Landlord has agreed to extend the Term of the Lease for such additional period upon the terms and conditions set forth herein.

In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.                                       References.  All references to the “Lease” or “lease” appearing in this Amendment or in the Original Lease shall mean, collectively, this Amendment and the Original Lease as amended by this Amendment.  All capitalized terms not defined herein shall have the meanings set forth in the Original Lease.

2.                                       Extended Term.  The Term of the Lease as set forth in Section J of the Summary in the Original Lease is hereby extended by an additional forty-five (45) months (the “Extended Term”).  The Term of the Lease shall expire on December 31, 2012 (the “Expiration Date”).

3.                                       Base Monthly Rent.  Tenant shall pay to Landlord Base Monthly Rent during the months of the remainder of the Term of the Original Lease specified below and during the Extension Term as follows:

Months	Base Monthly Rent

December 1, 2008 through March 31, 2009	$32,000.00

April 1, 2009 through September 30, 2009	$32,000.00

October 1, 2009 through September 30, 2010	$33,000.00

October 1, 2010 through September 30, 2011	$33,000.00

October 1, 2011 through December 31, 2012	$33,000.00

Except as modified above, Base Monthly Rent shall be paid in accordance with the requirements of Section 4 of the Lease.

4.                                       As-Is.  It is understood and agreed between Landlord and Tenant that the Premises is being leased to Tenant during the Extended Term in an “as-is” condition and that Landlord is not required to make or pay for any alterations or improvements with respect thereto; provided, however, that the foregoing shall not relieve Landlord of its general maintenance and repair obligations set forth in Section 6.2, Section 12.3 or Article 11 of the Lease.  Tenant acknowledges that all of Landlord’s obligations under Section 2 of the First Addendum to Lease and Section 4 of the First Amendment to Lease have been satisfied in full as of the date hereof and Landlord shall have no further obligation with respect thereto.

5.                                       Assignment and Subletting.  Notwithstanding anything to the contrary in Section 14.1D of the Original Lease, in the event Tenant assigns the Lease or subleases all or part of the Premises, Tenant shall be entitled to retain all Subrent derived from such assignment or sublease in excess of Tenant’s Rent obligations under the Lease.

6.                                       Cooperation.  Tenant agrees to cooperate with Landlord with respect to site access and parking distribution as is necessary in order to accommodate Landlord’s potential construction activities.

7.                                       Option to Extend.  The parties acknowledge that the option to extend the Lease Term granted to Tenant under Section 1 of the First Amendment to Lease is hereby rendered null and void.  Tenant shall have no options to extend the Lease Term beyond the Expiration Date set forth herein.

8.                                       Miscellaneous.

A.                                   Brokers.  The parties to this Amendment represent and warrant to each other that neither party dealt with any brokers or finders in connection with the consummation of this Amendment, and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder’s fees arising out of that party’s acts in connection with this Amendment.

B.                                     Severability.  If any provision of this Amendment or the application of any provision of this Amendment to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Amendment or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Amendment will be valid and be enforced to the fullest extent permitted by law.

C.                                     Entire Agreement/Modification.  This Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose.  Except for any subsequent amendments or modifications to the Lease made in accordance with the terms thereof, any agreement made after the date of this Amendment is ineffective to modify or amend the terms of this Amendment, in whole or in part, unless that agreement is in writing, is signed by the parties to this Amendment, and specifically states that that agreement modifies this Amendment.

D.                                    Counterparts.  This Amendment may be executed in any number of counterparts and each counterpart shall be deemed to be an original document.  All executed counterparts together shall constitute one and the same document, and any counterpart signature pages may be detached and assembled to form a single original document.

E.                                      Heirs and Successors.  This Amendment shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto.

F.                                      Authority.  Each individual executing this Amendment on behalf of his or her respective party represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said entity in accordance with the governing documents of such entity, and that upon full execution and delivery this Amendment is binding upon said entity in accordance with its terms.

G.                                     Drafting.  In the event of a dispute between any of the parties hereto over the meaning of this Amendment, both parties shall be deemed to have been the drafter hereof, and any applicable law that states that contracts are construed against the drafter shall not apply.

H.                                    Ratification.  Except as modified by this Amendment, the Original Lease shall continue in full force and effect and Landlord and Tenant do hereby ratify and confirm all of the terms and provisions of the Original Lease, subject to the modifications contained herein.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the dates below their respective signatures.

“TENANT”		“LANDLORD”

QUICKLOGIC CORPORATION,		NETAPP, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Terry L. Barrette	By:	/s/ Thom Bryant
Name:	Terry L. Barrette	Name:	Thom Bryant
Its:	Vice President, Operations	Its:	VP, Workplace Resources